EXHIBIT 10.2
                                                                    ------------

                      AMENDMENT TO MASTER LICENSE AGREEMENT

               This Amendment, dated as of May 17, 2005 (this "Amendment") to that certain Master License Agreement, dated April 30, 1993 (the "Master License"), between Marvel Enterprises, Inc. (the "Licensee") and Avi Arad & Associates, a sole proprietorship (the "Licensor") which is owned by Avi Arad.

               WHEREAS, Mr. Arad and the Licensee are entering into an Amended and Restated Employment Agreement dated as of the date hereof (the "Employment Agreement"); and

               WHEREAS, the Licensee and the Licensor have agreed to amend the Master License in the manner, and on the terms and conditions, provided for herein;

               NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Defined Terms. Unless otherwise provided herein, all capitalized terms used but not otherwise defined herein have the meanings given to them in the Master License.

2. Amendment to Section 8. As of the date hereof, Section 8 of Master License is hereby amended to add the following new subsections (l) and (m):

                      "(l) Notwithstanding any other provision of the Master
                Agreement (including, but not limited to, Sections 3(c), 4 & 6) or any provision of any Existing License or New License to the contrary, for the Term (as defined in the Employment Agreement) of the Employment Agreement, Licensor hereby agrees that Licensee may use any material licensed under any Existing License or New License including, but not limited to, the Patent Material on a royalty free basis and without cost of any kind.

                      (m) The term of the Master License will be coterminous
                with the Term of the Employment Agreement. If the Term of the Employment Agreement is extended, then the term of the Master License shall automatically extend for the same period of time. Within thirty days (30) after the expiration of the Term, upon written notice to Licensor, the Licensee shall have the unilateral right to renew the Master License on the terms set forth in the original Master License agreement for a term of three (3) years ("Renewal Term"). Within thirty days (30) after the expiration of each Renewal Term, upon written notice to Licensor, the Licensee shall have the right to renew the Renewal Term for a subsequent Renewal Term of three (3) years. Licensee's right to renew shall extend in perpetuity. If Avi Arad were to die during any Renewal Term, then the Licensee shall have the option to terminate the term of the Master License upon thirty days (30) written notice to the Licensor."

3. General.

               This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

               The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

               The Master License, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the Master License as amended by this Amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Except as expressly changed by this Amendment, the Master License remains in full force in accordance with its terms.

               This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                         LICENSEE:

                                         MARVEL ENTERPRISES, INC.



                                         By:/s/ John Turitzin
                                           -------------------------------------
                                            Name:  John Turitzin
                                            Title: Executive Vice President




                                         LICENSOR:


                                         AVI ARAD AND ASSOCIATES


                                         By:/s/ Avi Arad
                                           -------------------------------------
                                             Name:  Avi Arad